SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

                           Filed by the Registrant [X]
                 Filed by a party other than the Registrant [ ]

                           Check the appropriate box:

[ ]  Preliminary proxy statement                    [ ]  Confidential, for Use
                                                         of Commission Only
[X]  Definitive proxy statement                          (as permitted by Rule
[ ]  Definitive Additional Materials                     14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12


                             ADEPT TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of filing fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transactions applies:

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                  (2)      Aggregate number of securities to which transaction
                           applies:

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                  (3)      Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                  (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

                  (5)      Total fee paid:

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   [  ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing party:

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(4)      Date filed:

                             ADEPT TECHNOLOGY, INC.

            --------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held November 15, 2002

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Adept Technology, Inc., a California corporation, will be held on Friday, November 15, 2002 at 8:00 a.m. local time, at the Livermore office of Adept Technology, Inc. located at 3011 Triad Drive, Livermore, California 94551, for the following purposes:

         1. To elect six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

         2. To ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for its fiscal year ending June 30, 2003; and

         3. To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on September 20, 2002 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.


                                               By Order of the Board Directors
                                               Of Adept Technology, Inc.

                                               /s/ Bruce E. Shimano

                                               Bruce E. Shimano
                                               Secretary

San Jose, California
October 10, 2002

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             ADEPT TECHNOLOGY, INC.

                             ----------------------

                               PROXY STATEMENT FOR

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the board of directors of Adept Technology, Inc., a California corporation, for use at the annual meeting of shareholders to be held Friday, November 15, 2002 at 8:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at the Livermore office of Adept Technology located at 3011 Triad Drive, Livermore, California 94551. Adept's principal executive office is located at 150 Rose Orchard Way, San Jose, California 95134, and its telephone number at that location is (408) 432-0888.

         When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors listed in this proxy statement; to ratify the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2003; and at the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended June 30, 2002, including financial statements, were first mailed on or about October 10, 2002 to all shareholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

         Shareholders of record at the close of business on September 20, 2002, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 14,880,720 shares of Adept's common stock, no par value, 78,000 shares of Adept's Series A convertible preferred stock, no par value, and 22,000 shares of Adept's Series B convertible preferred stock, no par value, were issued and outstanding. The Series A convertible preferred stock and the Series B convertible preferred stock are collectively referred to as preferred stock in this proxy statement.

Revocability of Proxies

         Any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting; Quorum; Abstentions; Broker Non-Votes

         Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock held by such holder would be converted assuming a conversion rate equal to the initial preferred stock price, as adjusted, divided by 8.18. As of the record date, the initial preferred stock price was $250 which means that every share of preferred stock is entitled to 30.56235 votes and the total number of votes to which all of the shares of preferred stock are entitled, in the aggregate, is 3,056,235. Every shareholder voting on Proposal One, the election of directors, may cumulate the shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of the intention to cumulate the shareholder's votes. The candidates receiving the highest number of votes shall be elected. Votes against any candidate and votes withheld will have no legal effect. On all other matters, each share of common stock has one vote and each share of preferred stock has 30.56235 votes. A quorum comprising the holders of a majority of the outstanding shares of stock entitled to vote on the record date must be present or represented by proxy to transact business at the annual meeting. See "Certain Transactions" in this proxy statement for a discussion of the preferred stockholder's agreements with respect to voting of its shares of preferred stock.

         Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal. Therefore, if the number of abstentions or broker non-votes results in the votes "for" a proposal not equaling at least a majority of the quorum required for the meeting, the proposal will not be approved. This will be the case even though the number of votes "for" the proposal exceeds the number of votes "against" the proposal. Abstentions and broker non-votes are not counted in the election of directors.

Solicitation of Proxies

         The cost of this solicitation will be borne by Adept. In addition, Adept may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of Adept's directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         A board of six directors is to be elected at the annual meeting. The board of directors of Adept has authorized the nomination at the annual meeting of the persons named in this proxy statement as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept's six nominees named below. All of the nominees are presently directors of Adept. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the current board of directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director. The board of directors will consider the names and qualifications of candidates for the board submitted by shareholders in accordance with the procedures set forth in "Shareholder Proposals" at the end of this proxy statement and Adept's bylaws. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner that is in accordance with cumulative voting and that will assure the election of as many of the nominees listed below as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

Vote Required

         If a quorum is present and voting, the six nominees receiving the highest number of affirmative votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors.

Nominees

         The names of the nominees and certain information about them are set forth below:

------------------------------- -------- ------------------------------------------------------------- --------------
                                                                                                         Director
       Name of Nominee            Age                       Position(s) with Adept                         Since
------------------------------- -------- ------------------------------------------------------------- --------------
Brian R. Carlisle                 51     Chairman of the Board and Chief Executive Officer                 1983
------------------------------- -------- ------------------------------------------------------------- --------------
Bruce E. Shimano                  53     Vice President, Research and Development, Secretary and           1983
                                         Director
------------------------------- -------- ------------------------------------------------------------- --------------
Ronald E. F. Codd (1)(3)          47     Director                                                          1998
------------------------------- -------- ------------------------------------------------------------- --------------
Michael P. Kelly (1)(3)           54     Director                                                          1997
------------------------------- -------- ------------------------------------------------------------- --------------
Cary R. Mock (1) (2)              59     Director                                                          1990
------------------------------- -------- ------------------------------------------------------------- --------------
John E. Pomeroy (2)               61     Director                                                          1994
------------------------------- -------- ------------------------------------------------------------- --------------

-----------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating Committee.

         There is no family relationship between any director or executive officer of Adept.

         Brian R. Carlisle has served as Adept's Chief Executive Officer and Chairman of the Board of Directors since he co-founded Adept in June 1983. From June 1980 to June 1983, he served as General Manager of the West Coast Division of Unimation, Inc., a manufacturer of industrial robots, where he was responsible for new product strategy and development for Unimation's electric robots, control systems, sensing systems and other robotics applications. Mr. Carlisle received B.S. and M.S. degrees in Mechanical Engineering from Stanford University. Mr. Carlisle is currently a member of the Board of Directors for each of the National Coalition for Manufacturing Sciences and the National Coalition for Advanced Manufacturing.

         Bruce E. Shimano has served as Adept's Vice President, Research and Development, Secretary, and as a director since he co-founded Adept in June 1983. Prior to that time, he was Director of Software Development at Unimation, Inc. Mr. Shimano received B.S., M.S. and Ph.D. degrees in Mechanical Engineering from Stanford University.

         Ronald E.F. Codd has served as a director of Adept since February 1998. Since May 2002, Mr. Codd has worked as an independent consultant. From January 1999 until April 2002, Mr. Codd served as the Chief Executive Officer and President of Momentum Business Applications, Inc., a spin-off of PeopleSoft, Inc. that developed and commercialized certain e-business products, analytic applications and industry-specific application products. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., a designer and developer of enterprise application software. Mr. Codd is also a director of Interwoven, Inc., Intraware, Inc. and Virage, Inc. Mr. Codd received a B.S. in Business Administration from the University of California, Berkeley and an M.M. from the J.L. Kellogg Graduate School of Management (Northwestern University).

         Michael P. Kelly has served as a director of Adept since April 1997. Mr. Kelly has served as a managing director of Broadview International, LLC, an international mergers and acquisitions advisory firm, and its predecessor company since 1988. Mr. Kelly is also a director of Convergence Partners. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

         Cary R. Mock has served as a director of Adept since December 1990. Since January 1996, Mr. Mock has served as President of C.R. Mock & Associates, a financial advisory firm specializing in acquisitions and related corporate development activities. From October 1983 to December 1995, Mr. Mock served as Director of Acquisitions and Divestitures for Westinghouse Electric Corporation, and previously served in various other positions since joining Westinghouse in 1964. Mr. Mock received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the State University of New York at Buffalo.

         John E. Pomeroy has served as a director of Adept since August 1994. Since May 1987, Mr. Pomeroy has served as President and Chief Executive Officer of Dover Technologies, a subsidiary of Dover Corporation and a manufacturer of production equipment for printed circuit board assembly. Mr. Pomeroy received a B.S. in Electrical Engineering from Purdue University.

         The Board of Directors recommends a vote FOR the election of all six nominees listed above. Unless marked to the contrary, proxies received will be voted FOR the election of all six nominees listed above.

Board and Committee Meetings

         The board of directors of Adept held five meetings during the fiscal year ended June 30, 2002, referred to as fiscal 2002. Each incumbent director attended all meetings of the board of directors during fiscal 2002 and all meetings of the committees of the board, if any, upon which the director served. The board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee is responsible for overseeing actions taken by Adept's independent auditors and reviewing Adept's internal financial procedures and controls. The Board of Directors adopted a charter for the Audit Committee in May 2000 that meets the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, a copy of which was attached as an appendix to the 2001 proxy statement. Each member of the Audit Committee is "independent" and "financially literate" as each term is defined in the listing standards of the National Association of Securities Dealers as of the date of this proxy statement. The Audit Committee met four times during fiscal 2002 and was comprised of three non-employee directors, Messrs. Codd, Kelly and Mock.

         The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of Adept and administering various incentive compensation and benefit plans. The Compensation Committee met once during fiscal 2002 and was comprised of two non-employee directors, Messrs. Mock and Pomeroy.

         The Nominating Committee was established by the board of directors in August 2001. The Nominating Committee identifies, screens and recommends qualified candidates to serve as directors of Adept and will consider shareholder nominees recommended by shareholders in accordance with the procedures set forth in "Shareholder Proposals" at the end of this proxy statement and Adept's bylaws. The Nominating Committee did not meet during fiscal 2002 and was comprised of two non-employee directors, Messrs. Codd and Kelly.

Compensation of Directors

         No director currently receives any cash compensation for attendance at board or committee meetings, except that directors will be reimbursed for travel and lodging expenses incurred in attending these meetings. Adept's 1995 Director Option Plan provides that options will be granted to non-employee directors of Adept under an automatic nondiscretionary grant mechanism. Upon joining the board of directors, each new non-employee director is automatically granted an option to purchase 15,000 shares of common stock. Each non-employee director is granted an option to purchase 3,000 shares of common stock annually for so long as the individual remains a member of the board. Messrs. Codd, Kelly, Mock and Pomeroy each received an annual grant of an option to purchase 3,000 shares of Adept's common stock on January 17, 2002 at an exercise price of $3.699 per share. All the options were granted at the fair market value of the common stock on the date of grant. The initial grants to non-employee directors vest at a rate of 25% on the first anniversary date of grant and at a rate of 1/48th of the shares subject to the options per month thereafter, and the annual grants become exercisable at a rate of 1/48th of the shares subject to the options on the monthly anniversary of the date of grant. Directors are also eligible to participate in Adept's 1993 Stock Plan.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Ernst & Young LLP has audited Adept's accounts for the fiscal year ended June 30, 2002. The board of directors has selected Ernst & Young LLP as independent auditors of Adept for the fiscal year ending June 30, 2003 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of Ernst & Young LLP as Adept's independent auditors is not required by Adept's bylaws or otherwise. However, the board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. A representative of Ernst & Young LLP is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

         The affirmative vote of the holders of at least a majority of the shares of Adept's common stock represented in person or by proxy and entitled to vote on this proposal is needed to ratify the selection of Ernst & Young LLP. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, the Audit Committee and the board of directors will review its future selection of auditors.

         The board of directors recommends that shareholders vote FOR the selection of Ernst & Young LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2003. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Ernst & Young LLP.

                          REPORT OF THE AUDIT COMMITTEE


         In accordance with its written charter adopted by the board of directors, the Audit Committee primarily assists the board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and reviewing the independence and performance of Adept's independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept's independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements in accordance with accounting principles generally accepted in the United States.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the fiscal year ended June 30, 2002. The Audit Committee also reviewed and discussed the results of the independent auditors' examination of the financial statements, both with and without the presence of management.

         In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Adept and its management. In addition, the Audit Committee has considered whether the independent auditors' provision of other non-audit services to Adept is compatible with their independence. The Audit Committee did not identify any factors that would indicate the impairment of such independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in Adept's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of Ernst & Young LLP as independent auditors of Adept and the board concurred with such recommendation.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc.,

Ronald E.F. Codd, Chairman
Michael P. Kelly
Cary R. Mock


        FEES BILLED TO ADEPT BY ERNST & YOUNG LLP DURING FISCAL YEAR 2001

         Audit Fees: Audit fees billed to Adept by Ernst & Young LLP during fiscal 2002 for review of Adept's annual financial statements and those financial statements included in its quarterly reports on Form 10-Q totaled $446,680.

         Financial Information Systems Design and Implementation Fees: Adept did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during fiscal 2002.

         All Other Fees: The aggregate of "All Other Fees" billed to Adept by Ernst & Young LLP during fiscal 2002 for non-audit services totaled $165,071. This figure includes fees billed for services related to various acquisitions and dispositions completed in fiscal 2002 and approximately $94,689 in tax-related advisory and compliance fees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept's common stock and preferred stock held by:

         o each person who is known by Adept to beneficially own more than 5% of the outstanding shares of Adept's Series A convertible preferred stock, Series B convertible preferred stock or common stock;

         o  each director of Adept;

         o each of the executive officers and two former executive officers of Adept named in the Summary Compensation Table below; and

         o  all current directors and executive officers of Adept as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 150 Rose Orchard Way, San Jose, California 95134.

                                                       Series A Preferred       Series B Preferred         Common Shares
                                                      --------------------      ------------------     ---------------------
                                                       Beneficially Owned       Beneficially Owned      Beneficially Owned
                                                      --------------------      -------------------    ---------------------
Beneficial Owner                                      Number       Percent      Number    Percent      Number     Percent(1)
----------------                                      ------       -------      ------    -------      ------     ----------
JDS Uniphase Corporation (2)(3)
     210 Baypointe Parkway
     San Jose, California 95134 ...................   78,000      100.0%       22,000        100.0%    3,056,435        17.0%
Kopp Investment Advisors Inc. (4)
     7701 France Avenue South,
     Edina, Minnesota 55435 .......................     --         --             --           --      2,033,738        13.7
State of Wisconsin (5)
     121 East Wilson St., 2nd Floor
     Madison, Wisconsin 53702 .....................     --         --             --           --      1,439,600         9.7
Capital Group International, Inc.(6)
     11100 Santa Monica Blvd., 16th Floor
     Los Angeles, California 90071 ................     --         --             --           --        933,800         6.3
Dimensional Fund Advisors, Inc. (7)
    1299 Ocean Ave., 11th Floor
     Santa Monica, California 90401  ..............     --         --             --           --        895,300         6.0
Brian R. Carlisle (8) .............................     --         --             --           --        528,574         3.6
Bruce E. Shimano (9) ..............................     --         --             --           --        417,278         2.8
Michael W. Overby (10) ............................     --         --             --           --        157,332         1.1
Marcy R. Alstott (11) .............................     --         --             --           --         71,491            *
John E. Pomeroy (12) ..............................     --         --             --           --         32,249            *
Cary R. Mock (13) .................................     --         --             --           --         27,249            *
Michael P. Kelly (14) .............................     --         --             --           --         24,249            *
Ronald E.F. Codd (15) .............................     --         --             --           --         18,249            *
John Schwartz (16) ................................     --         --             --           --          2,507            *
All current executive officers and directors
as a group (7 persons) (17) .......................     --         --             --           --      1,205,180         8.1

----------
* Less than 1%

         This table is based upon information supplied by officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership of greater than five percent of Adept's outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of September 20, 2002.

(1) Applicable percentage ownership for all shareholders other than JDS Uniphase Corporation is based on 14,880,720 shares of common stock outstanding as of the record date together with options for the applicable shareholder currently exercisable or exercisable within 60 days after the record date. The number of shares outstanding for the calculation of percentage ownership for JDS Uniphase Corporation includes all shares of common stock reported to be beneficially owned on the Schedule 13D filed by JDS Uniphase Corporation. See Notes 2 and 3 below for more information regarding the preferred stock and JDS Uniphase Corporation.

(2) Reflects ownership as reported on Schedule 13D filed with the SEC on November 6, 2001 by JDS Uniphase Corporation, or JDSU, who reported beneficial ownership of 3,056,235 shares of Adept's common stock, with sole voting power of 3,056,235 shares and sole dispositive power of 3,056,235 shares. Includes 3,056,235 shares of common stock which JDSU has the right to vote as holder of 100,000 shares of preferred stock. See Note 3 below for a discussion of beneficial ownership and refer to the section of this proxy statement entitled "Certain Transactions" for a discussion of the voting agreement between Adept and JDS Uniphase Corporation which covers the preferred shares.

(3) As of the record date, the shares of preferred stock are not convertible into common stock but had voting rights as described in this proxy statement. The number of shares of common stock into which the preferred stock may be converted is subject to adjustment based upon the trading price of Adept's common stock at the time of conversion. As a result, beneficial ownership for this shareholder reflects voting rights for outstanding preferred stock. The preferred stock may be converted into shares of Adept common stock at any time after the earlier of October 29, 2002, the public announcement of a liquidity event, or an event of default, and, in the absence of a liquidity event or earlier conversion or redemption, will be converted into Adept common stock on October 29, 2004. The preferred stock may be converted into shares of Adept common stock at a rate of the initial purchase price divided by a denominator equal to the lesser of $8.18, or 75% of the 30 day average closing price of Adept common stock immediately preceding the conversion date, provided, however, that as waived by the preferred shareholder, in no event shall the denominator for the determination of the conversion rate with respect to the Series B preferred stock be less than $4.09 and with respect to the Series A preferred stock be less than $2.05 other than in connection with certain liquidity events that are not approved by the board of Adept. The preferred stock shall not be convertible, in the aggregate, into 20% or more of Adept's outstanding voting securities. No holder of preferred stock may convert shares of preferred stock if, after the conversion, the holder will hold 20% or more of Adept's outstanding voting securities. Shares not permitted to be converted remain outstanding, unless redeemed, and become convertible when such holder holds less than 20% of Adept's outstanding voting securities. Adept has the right, but not the obligation, to redeem shares of the Series A preferred stock under certain conditions and, if redeemed, such shares of preferred stock will not be convertible into common stock.

(4) Reflects ownership as reported on Schedule 13G/A filed with the SEC on January 23, 2002 by Kopp Investment Advisors, Inc., or KIA. As set forth in KIA's filing, this figure represents shares beneficially owned by (i) KIA, a registered investment advisor, (ii) Kopp Holding Company, and (iii) LeRoy C. Kopp individually and through his ownership of a controlling interest in KIA and his control over Kopp Holding and Kopp Funds. KIA beneficially owns 1,818,738 shares of Adept's common stock, has sole voting power over 1,000,000 shares, sole dispositive power over 780,000 shares and shared dispositive power over 1,038,738 shares. Kopp Holding also beneficially owns 1,818,738 shares of Adept's common stock. Mr. Kopp has beneficial ownership of 2,033,738 shares of Adept's common stock and sole voting and dispositive power over 215,000 shares of Adept's common stock.

(5) Reflects ownership as reported on Schedule 13G filed with the SEC on August 7, 2002 by the State of Wisconsin Investment Board who beneficially owns 1,439,600 shares of Adept's common stock, has sole voting power of 1,439,600 shares and sole dispositive power of 1,439,600 shares.

(6) Reflects ownership as reported on Schedule 13G filed jointly with the SEC on February 11, 2002 by Capital Group International, Inc., or CGI, and Capital Guardian Trust Company, or CGTC. As set forth in their filing, this figure represents shares beneficially owned by (i) CGI as the parent holding company of CGTC and (ii) CGTC as the investment manager of several institutional accounts. Both CGI and CGTC beneficially own 933,800 shares of Adept's common stock and have sole voting power of 735,500 shares with sole dispositive power of 933,800 shares.

(7) Reflects ownership as reported on Schedule 13G filed with the SEC on February 12, 2002 by Dimensional Fund Advisors Inc. who beneficially owns 895,300 shares of Adept's common stock and sole voting power of 895,300 shares with sole dispositive power of 895,300 shares.

(8) Includes 244,111 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Carlisle is Chairman of the Board and Chief Executive Officer of Adept.

(9) Includes 146,429 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date and 40,000 shares of common stock held by Mr. Shimano's children. Mr. Shimano is Vice President, Research and Development, Secretary and a director of Adept.

(10) Includes 152,912 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Overby is Vice President of Finance and Chief Financial Officer of Adept.

(11) Includes 64,573 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Ms. Alstott served as Vice President, Operations of Adept until August 9, 2002 and terminated her employment with Adept as of October 4, 2002.

(12) Includes 27,249 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Pomeroy is a director of Adept.

(13) Represents 27,249 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Mock is a director of Adept.

(14) Represents 24,249 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Kelly is a director of Adept.

(15) Includes 13,249 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date. Mr. Codd is a director of Adept.

(16) Represents 2,705 shares of common stock acquired through Adept's employee stock purchase program. Mr. Schwartz served as Chief Accounting Officer of Adept until March 5, 2002.

(17) Includes 635,448 shares of common stock which may be acquired upon exercise of options which are presently exercisable or will become exercisable within 60 days of the record date.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

         The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of Adept and the other three most highly compensated executive officers or former executive officers who earned at least $100,000 for the fiscal year ended June 30, 2002, referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                                                              --------------
                                                                                 Awards
                                                                              --------------
                                                    Annual Compensation(1)      Number of
                                                   ------------------------    Securities
                                          Fiscal                               Underlying              All Other
      Name and Principal Position         Year     Salary (2)     Bonus          Options              Compensation
      ---------------------------         ----     ----------     -----        ----------             ------------
Brian R. Carlisle .....................   2002     $225,903     $ --             140,504(6)            19,144 (7)
   Chairman of the Board and Chief        2001      332,699       --              25,000               15,294 (8)
   Executive Officer                      2000      312,440       --              25,000               14,314 (9)

Bruce E. Shimano ......................   2002     $186,707       --              67,600(6)            11,643 (7)
   Vice President, Research and           2001      218,000       --              20,000               13,284 (8)
   Development, Secretary and Director    2000      210,527       --              20,000               12,247 (9)

Michael W. Overby ....................    2002      $62,133       --             147,500(6)            10,377 (7)
   Vice President of Finance and Chief    2001      163,846     20,000            30,000               11,226 (8)
   Financial Officer (3)                  2000       80,038     15,000            40,000                3,245 (9)

Marcy R. Alstott (4)..................    2002     $162,658       --              24,270(6)            64,487 (7)
   Former Vice President, Operations      2001      174,578       --              10,000               72,251 (8)
                                          2000      165,610       --              15,000               69,886 (9)

John Schwartz ........................    2002      $95,410       --                  --               12,833 (7)
   Former Chief Accounting Officer (5)    2001       79,039     15,000                --                1,419 (8)

(1) Other than salary, bonus and all other compensation described in this table, Adept did not pay the Named Executive Officers any compensation, including incidental personal benefits that in the aggregate constituted an excess of 10% of the executive officer's salary.

(2) Mr. Carlisle voluntarily elected to forgo an additional $95,489 otherwise payable in salary during fiscal 2002; Mr. Shimano voluntarily elected to forgo an additional $25,507 otherwise payable in salary during fiscal 2002; Ms. Alstott voluntarily elected to forgo an additional $2,950 otherwise payable in salary during fiscal 2002; Mr. Overby voluntarily elected to forgo an additional $86,752 otherwise payable in salary during fiscal 2002, and Mr. Schwartz voluntarily elected to forgo an additional $25,385 otherwise payable in salary during fiscal 2002. These salary reduction amounts are not reflected in the "Salary" column described in this table and Adept has no obligation to pay these amounts.

(3)   Mr. Overby joined Adept in March 2000.

(4) Ms. Alstott resigned as an executive officer as of August 9, 2002 and left her employment with Adept as of October 4, 2002.

(5) Mr. Schwartz joined Adept in December 2000 and left his employment as an officer of Adept on March 5, 2002.

(6) In October 2001, in lieu of salary voluntarily forgone during October through December 2001, Mr. Carlisle was granted 16,850 options, Mr. Shimano 4,360 options, Ms. Alstott 1,770 options, and Mr. Overby 25,000 options. In December 2001, in lieu of salary voluntarily forgone in January 2002 through December 2002, Mr. Carlisle was granted 67,404 options, Mr. Shimano 18,240 options, Mr. Overby 100,000 options, and Mr. Schwartz 75,000 options.

(7) Other compensation for fiscal 2002 consists of (i) group term life excess premiums of $780 for Mr. Carlisle, $711 for Mr. Shimano, $518 for Mr. Overby, $475 for Mr. Schwartz, and $552 for Ms. Alstott, (ii) automobile allowance of $14,041 for Mr. Carlisle, $8,736 for Mr. Shimano, $8,736 for Mr. Overby, and $9,670 for Ms. Alstott, (iii) supplemental life insurance premiums of $3,323 for Mr. Carlisle, $2,096 for Mr. Shimano, $568 for Mr. Overby, $602 for Mr. Schwartz, and $612 for Ms. Alstott, (iv) matching contributions of $1,000 by Adept under its 401(k) Plan for each of Messrs. Carlisle, Shimano and for Ms. Alstott, $555 for Mr. Overby, and $692 for Mr. Schwartz, and (v) loan forgiveness of $52,653 for Ms. Alstott per the terms of her April 1998 promissory note to Adept.

(8) Other compensation for fiscal 2001 consists of (i) group term life excess premiums of $607 for Mr. Carlisle, $410 for Mr. Shimano, $299 for Mr. Overby, $699 for Mr. Schwartz, and $319 for Ms. Alstott; (ii) automobile allowance of $10,181 for Mr. Carlisle, $8,736 for Mr. Shimano, $8,736 for Mr. Overby, and $9,174 for Ms. Alstott; (iii) supplemental life insurance premiums of $2,506 for Mr. Carlisle, $2,183 for Mr. Shimano, $556 for Mr. Overby, $419 for Mr. Schwartz, and $599 for Ms. Alstott; (iv) matching contributions of $2,000 by Adept under its 401(k) Plan for each of Messrs. Carlisle and Shimano and for Ms. Alstott, $1,000 for Mr. Schwartz, and $1,635 for Mr. Overby; and (v) loan forgiveness of $60,159 for Ms. Alstott according to the terms of her April 1998 promissory note to Adept.

(9) Other compensation for fiscal 2000 consists of (i) group term life excess premiums of $616 for Mr. Carlisle, $419 for Mr. Shimano, $152 for Mr. Overby and $323 for Ms. Alstott; (ii) automobile allowance of $10,736 for Mr. Carlisle, $8,736 for Mr. Shimano, $2,352 for Mr. Overby, and $8,736 for Ms. Alstott; (iii) supplemental life insurance premiums of $1,962 for Mr. Carlisle, $2,092 for Mr. Shimano, $242 for Mr. Overby, and $564 for Ms. Alstott; (iv) matching contributions of $1,000 by Adept under its 401(k) Plan for each of Messrs. Carlisle and Shimano and for Ms. Alstott and $500 for Mr. Overby; and (v) loan forgiveness of $59,263 for Ms. Alstott according to the terms of her April 1998 promissory note to Adept.


                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information regarding Adept's grant of stock options to the Named Executive Officers during the fiscal year ended June 30, 2002.

                                                       Individual Grants
                                ----------------------------------------------------------------


                                                                                                       Potential Realizable
                                                                                                     Value at Assumed Annual
                                                    Percentage of                                      Rates of Stock Price
                                    Number of       Total Options                                     Appreciation for Option
                                   Securities        Granted to      Exercise                                Term (1)
                                   Underlying       Employees in     Price Per    Expiration         -----------------------
             Name                Option Granted      Fiscal Year     Share (5)       Date               5%              10%
             ----               ----------------------------------------------------------------------------------------------
Brian R. Carlisle........          25,000 (2)           1.54%          $7.16       08/09/11          $112588         $285,320
                                   16,850 (3)           1.04%           3.31       10/22/11           35,076           88,889
                                   67,404 (4)           4.16%           3.26       01/01/12          138,191           350204
                                   31,250 (2)           1.93%           2.79       05/03/12           54,832          138,954

Bruce E. Shimano ........          20,000 (2)           1.23%           7.16       08/09/11           90,058          228,224
                                    4,360 (3)           0.27%           3.31       10/22/11            9,076           23,000
                                   18,240 (4)           1.13%           3.26       01/01/12           37,396           94,768
                                   25,000 (2)           1.54%           2.79       05/03/12           43,865          111,164

Michael W. Overby........           5,000 (2)           0.31%           7.16       08/09/11           22,514           57,056

                                    5,000 (2)           0.31%           3.33       10/01/11           10,471           26,536
                                   25,000 (3)           1.54%           3.31       10/22/11           52,041          131,882
                                  100,000 (4)           6.17%           3.26       01/01/12          205,020          519,560
                                   12,500 (2)           0.77%           2.79       05/03/12           21,933           55,582

Marcy R. Alstott ........          10,000 (2)           0.62%           7.16       08/09/11           45,035          114,128
                                    1,770 (3)           0.11%           3.31       10/22/11            3,685            9,337
                                   12,500 (2)           0.77%           2.79       05/03/12           21,933           55,582

John Schwartz (6) .......           2,500 (2)           0.15%           4.64       09/06/11            7,295           18,487
                                   15,000 (3)           0.93%           3.31       10/22/11           31,225           79,129
                                   60,000 (4)           3.70%           3.26       01/01/12          123,012          311,736

----------

(1) Potential realizable value is based on the assumption that the common stock of Adept appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect Adept's estimates of future stock price growth.

(2) Each of the options becomes exercisable as to 1/48 th of the option shares each month with full vesting occurring on the fourth anniversary of the date of grant.

(3) Each of these options becomes exercisable as to 1/3rd of the option shares each month with full vesting occurring on December 31, 2001.

(4) Each of these options become exercisable as to 1/12th of the option shares each month with full vesting occurring on January 1, 2003.

(5) Options were granted at an exercise price equal to the fair market value of Adept's common stock on the date of grant.

(6) Mr. Schwartz left his employment with Adept on March 5, 2002. All of his options have since expired, with none having been exercised.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information regarding the exercise of options in the last fiscal year by the Named Executive Officers and the value of options held by these individuals as of June 30, 2002.


                                                           Number of Shares Underlying        Value of Unexercised
                             Shares                            Unexercised Options           In-the-Money Options at
                           Acquired on      Value                at June 30, 2002                June 30, 2002 (1)
          Name              Exercise     Realized (2)     Exercisable     Unexercisable    Exercisable     Unexercisable
          ----              --------     ------------     -----------     -------------    -----------     -------------
Brian R. Carlisle.......        0             $0            203,918          111,586           $0.00           $0.00
Bruce E. Shimano........        0              0            129,144          68,456             0.00            0.00
Michael W. Overby.......        0              0            101,200          116,200            0.00            0.00
Marcy R. Alstott ........       0              0            56,455           37,815             0.00            0.00
John W. Schwartz........        0              0               0                0               0.00            0.00

----------

(1) Market value of Adept's common stock at June 30, 2002 minus the exercise price.

(2) Market value of Adept's common stock at the exercise date minus the exercise price.

         Equity compensation plan information, including information regarding shares of our common stock that may be issued upon the exercise under all of our existing equity compensation plans, may be found in Adept's Annual Report on Form 10-K.

Employment Contracts and Change-In-Control Arrangements

         Adept currently has no employment contracts with any of the Named Executive Officers, and no compensatory plans or arrangements with the executive officers that are activated upon resignation, termination or retirement of any executive officer upon a change in control of Adept.

Compensation Committee Interlocks and Insider Participation

         In fiscal 2002, the Compensation Committee consisted of Messrs. Mock and Pomeroy. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Report of Compensation Committee of the Board of Directors

         This Report of the Compensation Committee will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange
Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Adept specifically incorporates this information by reference into such filing.

         The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to Adept's executive officers with respect to the compensation paid to our executive officers for the fiscal year ended June 30, 2002.

         General. The responsibilities of the Compensation Committee are to administer Adept's various incentive plans, including the 1995 Director Option Plan, 1993 Stock Plan and 2001 Stock Option Plan, collectively referred to as the Equity Plans, and to set compensation policies applicable to Adept's executive officers. The Committee's fundamental policy is to offer Adept's executive officers competitive compensation opportunities based upon the overall performance of Adept, the individual contribution of officers to the financial success of Adept and market rates of compensation at similarly situated technology companies. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon Adept's performance, as well as upon the officer's own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations, (ii) annual variable performance awards payable in cash and tied to Adept's achievement of financial performance goals and the executive's contribution, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

         Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within Adept. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness with similarly-situated companies.

         Bonuses. The Compensation Committee sets new goals for each executive and Adept as a whole each fiscal year on the basis of past performance and objectives for the next fiscal year.

         Equity Plans. The Equity Plans are long-term incentive plans for Adept's employees, executive officers and directors. These plans are intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of Adept's common stock. The Compensation
Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of Adept. Because the value of an option bears a direct relationship to Adept's stock price, the Compensation Committee believes that options motivate executive officers and employees to manage Adept in a manner which will benefit all shareholders.

         The Equity Plans authorize the Compensation Committee to award stock options to employees at any time. The exercise price per share of each stock option is generally equal to the prevailing market value of a share of

Adept's common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer's relative position and responsibilities with Adept, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of Adept's long-term strategic performance goals, the dilutive effect of the option grant, and, with respect to the 2001 Stock Option Plan only, the amount of the salary reduction taken by the employee. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

         CEO Compensation. The compensation of Mr. Carlisle consists of base salary, bonuses and stock options. The board of directors periodically reviews Mr. Carlisle's base salary and bonus and revises his compensation based on the board's overall evaluation of his performance toward the achievement of Adept's financial, strategic and other goals, with consideration given to his length of service and to competitive chief executive officer compensation information. In fiscal 2002, Mr. Carlisle earned a base salary of $320,492 as set by the Committee, which represents a pay cut of over $12,000 from his prior year base salary. Of this fiscal 2002 base amount, an aggregate amount of $95,489 was voluntarily foregone by Mr. Carlisle as part of a company wide effort to lower costs and, in exchange for such salary reduction, stock options to purchase 16,850 shares and 67,404 shares of common stock at an exercise price of $3.31 and $3.26 per share, respectively, were granted. Mr. Carlisle was also granted stock options to purchase 25,000 shares of common stock at an exercise price of $7.161 per share and an additional option to purchase 31,250 shares of common stock at an exercise price of $2.79 per share in fiscal 2002. The Committee granted Mr. Carlisle the options to purchase these shares, other than those granted with respect to the salary reduction, following consideration of Mr. Carlisle's unvested option position and the number and dollar value of the options granted relative to industry norms for chief executive officers of similarly situated companies.

         Section 162(m). The board of directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to Adept's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the proxy statement, unless the compensation is performance-based. Adept has adopted a policy that, where reasonably practicable, Adept will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

Respectfully submitted by the Compensation Committee of the Board of Directors of Adept Technology, Inc.,

Cary R. Mock
John E. Pomeroy

                    STOCK PRICE PERFORMANCE MEASUREMENT GRAPH

         The stock price performance graph set forth below assumes that $100 was invested on June 30, 1997 in Adept's common stock and in The Nasdaq Stock Market U.S. Index and in a Peer Group Index, comprised of 14 companies in the robotics and vision systems industries, and that all dividends were reinvested.

         The information set forth under this caption is not soliciting material, is not deemed to be filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing by Adept under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Adept specifically incorporates this information by reference into any filings.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                            Cumulative Total Return
                                          --------------------------------------------------------------
                                          6/30/97    6/30/98    6/30/99    6/30/00    6/30/01    6/30/02
                                          -------    -------    -------    -------    -------    -------
ADEPT TECHNOLOGY, INC.                    $100.00     $86.43    $111.43    $534.29    $113.14     $24.00
NASDAQ STOCK MARKET (U.S.)                 100.00     131.62     189.31     279.93     151.75     113.67
PEER GROUP                                 100.00      68.53     116.96     195.38     168.43     128.27

                                [OBJECT OMITTED]

                              CERTAIN TRANSACTIONS

         On April 27, 1998, Adept loaned Marcy Alstott the sum of $300,000 under a promissory note. The interest rate on the note was initially set at 5.64% per annum and thereafter each May 1 and November 1 at the applicable federal short-term rate. Except in certain circumstances, Adept agreed to forgive the loan at a rate of 10% per year beginning on March 23, 1999.

         Effective September 2002, Adept entered into a Severance Agreement and Release of All Claims with Ms. Alsott. Ms. Alstott's employment with Adept terminated on October 4, 2002 and as part of a severance package, Adept agreed to pay Ms. Alstott $97,250 which represents 13 weeks of regular pay and a one-time bonus of $53,000. Additionally, Adept will provide up to 2 months of severance at regular pay in the event that Ms. Alstott has not found alternative employment after enlisting reasonable efforts to do so. In return for these payments and benefits, Ms. Alstott agreed to release Adept from any potential claims.

         Pursuant to a Securities and Investor Rights Agreement, dated as of October 22, 2001, between JDS Uniphase Corporation, a worldwide optical technology company (Nasdaq: JDSU), and Adept, JDS Uniphase purchased in a private equity financing 78,000 shares of Adept's Series A Convertible preferred stock and 22,000 shares of Adept's Series B Convertible preferred stock for a purchase price of $25 million. Copies of the relevant documents for the private placement of preferred stock were filed as exhibits to Adept's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001 filed with the SEC. For further information, reference is made to the Statement of Preferences and other documents filed with this Form 10-Q. As part of this agreement, JDS Uniphase agreed that for so long as it beneficially owns at least 5% of Adept's voting securities, JDS Uniphase will vote all of its shares for Adept management's nominees for the board of directors and in accordance with the recommendation of Adept's board of directors with respect to any merger, combination, reorganization, acquisition or sale of assets or securities, except if such transaction would, in the reasonable judgment of JDS Uniphase's board of directors, materially impair the value of its equity interest in Adept. For all other transactions, JDS Uniphase will vote its shares in the same manner and proportion as the votes cast by a majority of the outstanding shares of common stock, excluding all shares held by JDS Uniphase and its affiliates. JDS Uniphase is currently the beneficial owner of 100% of Adept's outstanding preferred stock and, as a result, beneficially owns over 5% of Adept's outstanding common stock.

         On October 29, 2001, Adept entered into an automation alliance for optical component and module manufacturing with JDS Uniphase Corporation. As part of the alliance, JDS Uniphase made an investment of $25.0 million in Adept redeemable convertible preferred stock and Adept agreed to make five consecutive quarterly payments of $1 million to JDS Uniphase pursuant to a joint development agreement. As of June 30, 2002, Adept had made two of the required five quarterly payments totaling $2 million and the remaining three quarterly payments totaling $3 million are scheduled to be made during the fiscal year ending June 30, 2003.

         In August 2002, Adept engaged Broadview International, LLC, an international mergers and acquisitions advisory firm, to assist Adept in evaluating its current business and strategic focus as well as to assess possible partners that would be synergistic when combined with Adept. Mike Kelly, a director of Adept, is a managing director of Broadview International, LLC.

         Universal Instruments, a subsidiary of Dover Technologies, bought $599,270 worth of linear modules and controls from Adept in fiscal 2002. The transactions were done via arms-length negotiations and were subject to Adept's standard terms and conditions and were less than 5% of both Adept's and Universal's consolidated gross revenues for their last full fiscal year. John Pomeroy, a director of Adept, is the president and chief executive officer of Dover Technologies.

         The   transactions   listed  above   between  Adept  and  JDS  Uniphase
Corporation, and Adept and Broadview International, LLC, were approved by a majority of the disinterested members of the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires Adept's executive officers and directors, and persons who own more than ten percent of a registered class of Adept's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish Adept with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons, Adept believes that during fiscal 2002 all executive officers, directors and greater than ten percent shareholders of Adept complied with all applicable filing requirements.

Shareholder Proposals

         In order for business to be conducted or nominations to be considered at the annual meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any shareholder intending to submit to Adept a proposal that qualifies for inclusion in Adept's proxy statement and proxy relating to the annual meeting of shareholders to be held in 2003 must submit such proposal in writing to the secretary of Adept so that it is received by Adept no later than June 13, 2003 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Adept's proxy statement or proxy.

         Alternatively, under Adept's bylaws, a proposal or nomination that the shareholder does not seek to include in Adept's proxy statement pursuant to Rule 14a-8 may be submitted in writing to the secretary of the corporation, and the other business must be a proper matter for shareholder action under the California General Corporations Law. To be timely under Adept's bylaws, a shareholder's notice must be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on August 18, 2003 (the 90th day prior to November 15, 2003, the first anniversary of the preceding annual meeting) nor earlier than the close of business on July 18, 2003 (the 120th day prior to November 15, 2003, the first anniversary of the preceding year's annual meeting), unless certain circumstances arise. If the shareholder does not also comply with the requirements of Rule 14a-4, Adept may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a shareholder.

Other Matters

         Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

Adjournment of the Annual Meeting

         In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of Adept's common stock. Proxies that are being solicited by Adept's board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

                                  ANNUAL REPORT

         A copy of Adept's Annual Report for the fiscal year ended June 30, 2002 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

                                              By Order of the Board of Directors

                                              /s/ Bruce E. Shimano

                                              Bruce E. Shimano
                                              Secretary

Dated: October 10, 2002

                                                                      Appendix A

                                      PROXY

                             ADEPT TECHNOLOGY, INC.

                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                November 15, 2002

         This Proxy is solicited on behalf of the Board of Directors of
                             Adept Technology, Inc.

         The undersigned shareholder of ADEPT TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2002 Annual Meeting of Shareholders, and hereby appoints Brian R. Carlisle and Michael W. Overby, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of ADEPT TECHNOLOGY, INC. to be held on Friday, November 15, 2001 at 8:00 a.m. local time, at the Livermore office of Adept Technology, Inc. located at 3011 Triad Drive, Livermore, California 94551 and at any adjournment(s) thereof, and to vote all shares of stock of ADEPT TECHNOLOGY, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                 (Continued, and to be signed on the other side)

                       [X] Please mark your votes as this

1.   ELECTION OF DIRECTORS:

     NOMINEES:
     Brian R. Carlisle, Bruce E. Shimano, Ronald E. F. Codd,
     Michael P. Kelly, Cary R. Mock, John E. Pomeroy

              WITHOLD
      FOR     FOR ALL
     [   ]     [   ]

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. To ratify the selection of Ernst & Young to serve as the independent auditors of Adept for the fiscal year ending June 30, 2003.

      FOR        AGAINST         ABSTAIN
     [   ]        [   ]           [   ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO RATIFY THE SELECTION OF ERNST &YOUNG TO SERVE AS THE INDEPENDENT AUDITORS OF ADEPT FOR THE FISCAL YEAR ENDING JUNE 30, 2003 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)____________________________________ Dated: __________________, 2002

     (This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)